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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement of SunGard Data Systems Inc. on Form S-3 of our report, dated February 12, 1998, on our audits of the consolidated financial statements of SunGard Data Systems Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 14, 1998

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